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Exhibit 10.02

ADAPTEC, INC.

STOCK OPTION AGREEMENT
(Stock Award Documentation for Options)

        1.     Grant of Option. The Plan Administrator of Adaptec, Inc., a Delaware corporation (the "Company"), hereby grants to the Participant named in the Notice of Grant, an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the Adaptec, Inc. 2004 Equity Incentive Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

        If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

        2.     Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the provisions of the Plan as follows:

            (i)  Right to Exercise.

            (a)   Subject to subsection 2(i)(b) below, this Option shall be exercisable cumulatively as follows:

      [Salaried—Subject to Participant's continuous service as a Service Provider throughout, six and one-quarter percent (6.25%) of the shares subject to this Option shall become exercisable at the end of each consecutive three (3) months period (with the first such period commencing from the date of grant).]

      [Non-Salaried—Subject to Participant's continuous service as a Service Provider throughout, one hundred percent (100%) of the shares subject to this Option shall become exercisable on the second anniversary of the Date of Grant.]

      [Alternative Vesting Schedule 1] If Participant has continuously been a Service Provider at all times from the Effective Date until the first anniversary of the Date of Grant (the "First Vesting Date"), then on the First Vesting Date 20% of the Shares will become Vested Shares; and thereafter, for so long (and only for so long) as Participant is a Service Provider at all times after the First Vesting Date, an additional 5% of the Shares will become Vested Shares at the end of each consecutive period of three months after the First Vesting Date.

      [Alternative Schedule 2] If Participant has continuously been a Service Provider at all times from the Effective Date until the first anniversary of the Date of Grant (the "First Vesting Date"), then on the First Vesting Date 25% of the Shares will become Vested Shares; and thereafter, for so long (and only for so long) as Participant is a Service Provider at all times after the First Vesting Date, an additional 6.25% of the Shares will become Vested Shares at the end of each consecutive period of three months after the First Vesting Date.

      [OTHER VESTING SCHEDULE AS APPROVED FROM TIME TO TIME]

            (b)   This Option may not be exercised for a fraction of a share.

            (c)   In the event of Participant's death, disability or other termination of status as a Service Provider, the exercisability of this Option is governed by Sections 7, 8 and 9 below, subject to the limitation contained in subsection 2(i)(d).

            (d)   In no event may this Option be exercised after the earlier to occur of the date of expiration of the term of this Option as set forth in (i) the Notice of Grant, or (ii) Section 11 below.

           (ii)  Method of Exercise. This Option shall be exercisable by notice (which may be written or electronic as then established by the Company in its sole discretion) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Participant's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Participant and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

          No shares will be issued pursuant to the exercise of this Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which this Option is exercised with respect to such Shares.

        3.     Participant's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement.

        4.     Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

              i.  check;

             ii.  surrender of other shares of Common Stock of the Company which (A) either have been owned by the Participant for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company and (B) have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

            iii.  delivery of a notice, acceptable in form to the Company, through a delivery method established by the Company for this purpose, together with irrevocable instructions to a broker to promptly deliver to the Company the amount required to pay the exercise price.

        5.     Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Participant to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        6.     Section 16 Restrictions. If Participant is subject to Section 16 of the Exchange Act ("Section 16")), then Shares received from exercise of this Option generally may not be resold within six (6) months of a purchase of securities that may be matched with such sale under Section 16.

        7.     Termination of Relationship. In the event Participant's status as a Service Provider terminates, Participant may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option for a period of three (3) months after the Termination Date. To the extent that Participant was not entitled to exercise this Option at the date of such termination, or if Participant does not exercise this Option within the time specified herein, the Option shall terminate.

        8.     Disability of Participant. Notwithstanding the provisions of Section 7 above, in the event Participant's status as a Service Provider terminates as a result of Disability, Participant may, but only within six (6) months from the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent otherwise so entitled at the date of such termination. To the extent that Participant was not entitled to exercise this Option at the date of termination, or if Participant does not exercise this Option (to the extent otherwise so entitled) within the time specified herein, this Option shall terminate.

        9.     Death of Participant. The Option may be exercised at any time within twelve (12) months after the Participant's death (but in no event later than the date of expiration of the term of the Option as set forth in Section 11 below) by the Participant's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. At such time the Option shall be exercisable, in addition to Shares for which the Option was otherwise exercisable on the date of death, for the lesser of the full number of Shares covered by the Option or 50,000 Shares; provided, however, that if on the date of death the Participant holds more than one option, the number of additional Shares for which this Option shall become exercisable pursuant to this Section 9 shall not cause the aggregate number of shares that become vested under all Participant's options due to Participant's death to exceed 50,000 Shares.

        10.   Non-Transferability of Option. This Option may not be transferred or assigned in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

        11.   Term of Option. This Option may be exercised only within seven (7) years of the date of grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

        12.   Withholding. Participant must make arrangements, satisfactory to the Company, for satisfaction of any applicable foreign, federal, state or local income tax withholding requirements or social security requirements related to the receipt of Shares. Participant may elect (a "Withholding Election") to pay the minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable to the Participant in accordance with rules and procedures established by the Administrator. All Withholding Elections are subject to the approval of the Administrator and must be made in compliance with rules and procedures established by the Administrator. The Administrator may require, in its discretion, that some portion of vested Shares be retained by (or returned to) the Company to satisfy such withholding requirements. In the absence of such arrangements Participant hereby authorizes the Administrator to withhold the required minimum amount from Participant's other sources of compensation from the Company or any Affiliate.

        13.   Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (i)  Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the Participant's alternative minimum taxable income for federal tax purposes and may subject the Participant to the alternative minimum tax.

           (ii)  Exercise of Nonqualified Stock Option. If this Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Participant is an employee, the Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (iii)  Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within such one year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.

          (iv)  Notice of Disqualifying Disposition of ISO Shares. If this Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the date of grant of this Option, or (2) the date one year after transfer of such Shares to the Participant upon exercise of the ISO, the Participant shall immediately notify the Company in writing of such disposition unless such disposition occurs through the Company's designated broker. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant from the early disposition by payment in cash or out of the current earnings paid to the Participant.

        PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION, NOR IN THE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF STATUS AS A SERVICE PROVIDER, NOR SHALL IT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PARTICIPANT'S STATUS AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

        Participant acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions relating to this Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Option.

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Exhibit 10.02
ADAPTEC, INC. STOCK OPTION AGREEMENT (Stock Award Documentation for Options)